UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	September 15, 2014

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 15, 2014, AmTrust Financial Services, Inc. (the “Company”) and its wholly-owned subsidiary AmTrust International Insurance Ltd. (“AIIL”), and National General Re Ltd. (“NG Re Ltd.”), a subsidiary of National General Holdings Corp. (“NGHC”), entered into a credit agreement (the “Credit Agreement”) among the Company, as Administrative Agent, ACP Re Ltd. (“ACP Re”) and London Acquisition Company Limited, a wholly owned subsidiary of ACP Re, as the borrowers (collectively, the “Borrowers”), ACP Re Holdings, LLC, as Guarantor, and AIIL and NG Re Ltd., as Lenders, pursuant to which the Lenders made a $250 million loan ($125 million made by each Lender) to the Borrowers on the terms and conditions contained within the Credit Agreement. ACP Re used the proceeds of the borrowings under the Credit Agreement to (i) finance the merger transaction (the “Merger”) between the Borrowers and Tower Group International, Ltd. (“Tower”), (ii) repay certain indebtedness of Tower and its related companies in connection with the Merger and (iii) pay certain transaction costs and expenses incurred by the Borrowers in connection with the Merger.

Material terms and conditions of the Merger and additional disclosure related to the Credit Agreement were contained in the Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission on January 7, 2014, April 14, 2014 and July 24, 2014.

The Credit Agreement has a maturity date of September 15, 2021. Outstanding borrowings under the Credit Agreement will bear interest at a fixed annual rate of seven percent (7%). Fees payable to the Company for its service as Administrative Agent include an annual fee equal to $30,000, plus reimbursement of costs, expenses and certain other charges in accordance with the terms of the Credit Agreement.

The amounts borrowed by and the obligations of the Borrowers under the Credit Agreement are secured by (i) a first-priority pledge granted by the Borrowers and Guarantor in favor of the Administrative Agent, for the benefit of the Lenders, of 100% of the stock of ACP Re and ACP Re’s U.S. subsidiaries and 65% of the stock of certain of ACP Re’s foreign subsidiaries, existing on the effective date of the Credit Agreement or acquired thereafter and (ii) a first-priority lien granted by the Borrowers and Guarantor in favor of the Administrative Agent, for the benefit of the Lenders, on all of the assets of the Borrowers and Guarantor and certain of the assets of ACP Re’s subsidiaries existing on the effective date of the Credit Agreement or acquired thereafter other than any regulated Tower subsidiaries of ACP Re.

The Borrowers have the right to prepay the amounts borrowed, in whole or in part. The Borrowers are required to prepay the amounts borrowed within thirty (30) days from the receipt of net cash proceeds received by ACP Re from (i) certain asset sales, (ii) the disposition of certain equity interests, (iii) the issuance or incurrence of certain debt, (iv) any dividend or distribution from Tower subsidiaries to ACP Re, (v) premiums and other payments received pursuant to the Aggregate Stop‑Loss Retrocession Agreement, by and between AIIL, NG Re Ltd. and ACP Re (the “Retrocession Agreement”), and (vi) any tax refunds, pension plan reversions, insurance proceeds, indemnity payments, purchase price adjustments (excluding working capital adjustments) under acquisition agreements, litigation proceeds and other similar receipts) received by the Borrowers after the effective date of the Credit Agreement, unless any of the foregoing proceeds (other than payments received pursuant to the Retrocession Agreement) are required for the ordinary course business operations of the Borrowers. The Borrowers are also required to deposit any excess cash flow (including payments under the Commercial Lines and Personal Lines Master Agreements to which ACP Re is a party with the Company and NGHC, respectively), into a reserve account that also secures Borrowers’ obligations under the Credit Agreement. Any funds in the reserve account after January 1, 2018 that exceed the amount of interest payable by the Borrowers for the remainder of the term of the Credit Agreement must be applied by the Borrowers as a prepayment of principal under the Credit Agreement.

The Credit Agreement contains certain restrictive covenants customary for facilities of this type (subject to negotiated exceptions and baskets), including restrictions on indebtedness, liens, acquisitions and investments, dispositions, creation of subsidiaries and restricted payments. There are also financial covenants that require ACP Re to maintain minimum current assets, a maximum leverage ratio, and a minimum fixed charge coverage ratio. If ACP Re fails to comply with the leverage ratio or fixed charge coverage ratio covenants as of any measurement date, the Borrowers are able to cure such breach by making a cash equity contribution to ACP Re in an amount sufficient to bring the Borrowers into compliance with these financial covenants.

The Credit Agreement also provides for customary events of default, with grace periods where appropriate, including failure to pay principal when due, failure to pay interest or fees within three business days after becoming due, failure to comply with covenants, breaches of representations and warranties, default under certain other indebtedness, certain insolvency, receivership or insurance regulatory events affecting the Borrowers, the occurrence of certain material judgments, certain amounts of reportable ERISA or foreign pension plan noncompliance events, a change in control of the Guarantor, any security interest created under the Credit Agreement ceases to be in full force and effect, or if ACP Re defaults on its obligations under the Retrocession Agreement. Upon the occurrence and during the continuation of an event of default, the Company, as Administrative Agent, upon the request of any Lender, will declare the Borrowers’ obligations under the Credit Agreement immediately due and payable and/or exercise any and all remedies and other rights under the Credit Agreement.

The description of the Credit Agreement is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1
Credit Agreement, dated September 15, 2014, among the Company as Administrative Agent, ACP Re Ltd. and London Acquisition Company Limited as Borrowers, ACP Re Holdings, LLC as Guarantor, and AmTrust International Insurance, Ltd. and National General Re Ltd. as Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date:	September 17, 2014

/s/ Stephen Ungar
Stephen Ungar
Senior Vice President, General Counsel and Secretary